Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 Number 333-11323) pertaining to the ADVO, Inc. 401(k) Savings Plan (Plan Number 001) of our report dated January 27, 2006, with respect to the financial statements of the ADVO, Inc. 401(k) Savings Plan included in this Amended Annual Report (Form 11-K/A) for the year ended December 31, 2004.

/s/ Fiondella, Milone & LaSaracina LLP

Glastonbury, Connecticut

February 2, 2006